[THACHER PROFFITT LOGO]


                                                      December 28, 2005

American Home Mortgage Corp.               American Home Mortgage Assets LLC
538 Broadhollow Road                       538 Broadhollow Road
Melville, New York 11747                   Melville, New York 11747

Greenwich Capital Markets, Inc.            Deutsche Bank National Trust Company
600 Steamboat Road                         1761 East St. Andrew Place
Greenwich, Connecticut 06830               Santa Ana, California 92705

Wells Fargo Bank, N.A.                     Standard & Poor's, a division of
9062 Old Annapolis Road                    The McGraw-Hill Companies, Inc.
Columbia, Maryland 21045                   55 Water Street, 41st Floor
                                           New York, New York 10041
Fitch, Inc.
One State Street Plaza
New York, New York 10004

                  Opinion: Underwriting/Purchase Agreements
                  American Home Mortgage Assets Trust 2005-2
                  MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2005-2

Ladies and Gentlemen:

         We have acted as counsel to American Home Mortgage Corp. ("AHMC") and American Home Mortgage Assets LLC (the "Depositor") in connection with (i) the Mortgage Loan Purchase Agreement, dated as of December 28, 2005 (the "Seller Sale Agreement"), between AHMC (the "Seller") and the Depositor, (ii) the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator") and Deutsche Bank National Trust Company (the "Trustee"), and the certificates issued pursuant thereto designated as Mortgage-Backed Pass-Through Certificates, Series 2005-2 (the "Certificates"), (iii) the Underwriting Agreement, dated December 21, 2005 (the "Underwriting Agreement"), among AHMC, the Depositor and Greenwich Capital Markets, Inc. (the "Underwriter" or the "Initial Purchaser"), (iv) the Servicing Agreement, dated as of December 28, 2005 (the "Servicing Agreement"), among the Master Servicer, the Trustee, the Seller and American Home Mortgage Servicing, Inc. (the "Servicer"), (v) the Purchase Agreement, dated December 28, 2005 (the "Purchase Agreement"), among AHMC, the Depositor and the Initial Purchaser, (vi) the Free Writing Prospectus (including the Base Prospectus, as defined below), dated December 15, 2005 (the "Free Writing Prospectus") as used on December 15, 2005 (the "Pricing Date"), (vii) the Prospectus Supplement, dated December 21, 2005 (the "Prospectus Supplement"), and the Base Prospectus to which it relates, dated October 28, 2005 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (viii) the Private Placement Memorandum, dated December 28, 2005 (the "Private Placement Memorandum"). The Seller Sale Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement, the Servicing Agreement and the Purchase Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

         In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate and, with respect to the opinions in paragraphs 5(ii) and (iii) and 6 below, the Certificate of the Seller, a copy of which is annexed as Exhibit A and the accuracy of which we have assumed in rendering this opinion letter.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). Any opinion expressed below to the effect that any agreement is valid, binding and enforceable relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. AHMC has been legally incorporated under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a corporation in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder. The Depositor has been legally formed under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a limited liability company in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

         2. Each of the Agreements to which AHMC or the Depositor is a party has been duly authorized, executed and delivered by that party. The issuance, offer, sale and delivery of the Certificates have been duly authorized by the Depositor.

         3. Each of the Agreements to which AHMC or the Depositor is a party is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against that party.

         4. The Certificates are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

         5. With respect to each of AHMC and the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach or violation of its certificate of incorporation or bylaws or limited liability company agreement, as the case may be, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or
                  (iii) to our knowledge, any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

         6. With respect to each of AHMC and the Depositor, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

         7. With respect to each of AHMC and the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

         8. With respect to each of AHMC and the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

         9. The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any ABS informational and computational materials used in reliance on 1933 Act Rule 167, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         10. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any ABS informational and computational materials used in reliance on 1933 Act Rule 167, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         11. The statements made in the Base Prospectus under the heading "Description of the Securities", in the Free Writing Prospectus and Prospectus Supplement under the heading "Description of the Certificates" and in the Private Placement Memorandum under the heading "Description of the Privately Offered Certificates", insofar as such statements purport to summarize certain provisions thereof, provide a fair summary of those provisions. The statements made in the Base Prospectus under the headings "Legal Aspects of Mortgage Loans -- Applicability of Usury Laws," and "--Alternative Mortgage Instruments" and "ERISA Considerations", and in the Free Writing Prospectus, Prospectus Supplement and Private Placement Memorandum under the heading "ERISA Considerations", to the extent that those statements constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         12. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         13. The Class 1-A-1, Class 2-A-1A, Class 2-A-1B, Class 1-X, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as each such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.

         This is to inform you that the Registration Statement has become effective under the 1933 Act and that, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued

         To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

                                        Very truly yours,

                                        /s/ Thacher Proffitt & Wood LLP
                                        -------------------------------


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                                    EXHIBIT A

                                 CERTIFICATE OF
                          AMERICAN HOME MORTGAGE CORP.

         This Certificate is being delivered to Thacher Proffitt & Wood LLP ("TPW") for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the "Opinion Letter"). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter are being relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

         1. With respect to each of the Seller and the Depositor, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (ii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

         2. With respect to each of the Seller and the Depositor, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.



                            [Signature Page Follows]

         The undersigned has executed this Certificate as of the date of the Opinion Letter.

                                          AMERICAN HOME MORTGAGE CORP.


                                          By:    /s/ Alan B. Horn
                                                 ----------------------
                                          Name:  Alan B. Horn
                                          Title: Executive Vice President